Exhibit 99.1

Faraday Future Secures $105 Million in Financing to Fund the Company’s Aggressive Growth Strategy, Launch of the FX Super One and Advancement of the Company’s Position in the AIEV Market

●	The Company expects that it will have sufficient capital to launch its new product, FX Super One and accelerate development and distribution efforts for its FF and FX brands and AI-related technologies.

Los Angeles, CA (July 16, 2025) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global shared intelligent electric mobility ecosystem company, today announced that it has secured approximately $105 million in new cash financing, which includes $82 million of new financing commitments described below. The Company expects that it will have sufficient capital to launch its new product, FX Super One, upon closing of the financing, and intends to use the funds to accelerate development and distribution efforts for its FF and FX brands and AI-related technologies, support the ramp up of FX Super One initial production while building on the momentum for the upcoming product launch taking place on July 17, 2025.

“The $105 million in additional funding will significantly strengthen the Company’s ability to launch FX Super One and scale up the production readiness,” said Jerry Wang, Global President of Faraday Future. “With our efficient operation, we plan to maximize the impact of this capital to further drive our strategy to be a leader in the U.S. market for affordable AI EVs.”

The $105 million transaction is structured with a $82 million  in new financing commitments (“New Financing”), primarily in the form of unsecured convertible notes (“Convertible Notes”) and warrants (“Warrants”) to acquire additional shares of the Company’s Class A common stock (the “New Financing”) and $22  million in cash received from previous investors pursuant to the conversion and exercise, as applicable of convertible securities issued in prior financings. The initial conversion price of the Notes to be issued in the New Financing is the lower of the market closing price of the Company’s Class A common stock on July 11, 2025 and the average daily weighted average price of the Class A common stock for the two trading days following the date hereof (“Conversion Price”), and initial Warrant exercise price is 120% of the Conversion Price, in each case, subject to certain adjustments. Univest Securities is acting as the Placement Agent for the New Financing.

The New Financing is mainly funded by existing fundamental institutional investors, including Master Investment Group, the Company’s Middle East strategic partner and investment firm of Sheikh Abdulla Al Qassimi from Ras Al Khaimah, United Arab Emirates. Certain new fundamental institutional investors also participated in the New Financing. The terms of the New Financing is more favorable to the Company compared to the previous recent financing, including a meaningful reduction in warrant issuance to reduce dilution, and a lockup from investors ending on the earlier of (i) 6 months from the date of the second closing for the New Financing and (ii) the effectiveness of a registration statement registering for resale by the investors the securities issued to such investors at such second closing, which the Company has the option to file in its sole discretion, demonstrating strong confidence from investors.

The shares of Class A common stock underlying the Convertible Notes and Warrants to be issued in the New Financing will initially be unregistered and not immediately tradable. The Financing is subject to customary closing conditions. For additional information regarding the material terms relating to the Financing, please see the Company’s Form 8-K to be filed with the SEC on July 16, 2025.

The Convertible Notes, along with the Warrants and other securities in the New Financing, will be offered and sold in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the convertible notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Wells Notice from SEC

The Company and two of its executives, Mr. YT Jia and Mr. Jerry Wang, and two other former Company employees, recently received a Wells Notice from the U.S. Securities and Exchange Commission (the “Commission”) stating that the Commission staff made a preliminary determination to recommend that the Commission file an enforcement action against them, alleging violations of various anti-fraud provisions of the federal securities laws, marking a preliminary conclusion to the more than three-year investigation. If the Company, Jerry and YT are able to resolve these matters with the Commission, it could facilitate the Company’s engagement with top-tier investment banks, major institutional investors, and strategic investors.

The alleged violations generally pertain to purported false or misleading statements in connection with the Company’s 2021 PIPE and SPAC listing, relating to (i) related party transactions and (ii) Mr. YT Jia’s role in the Company. An enforcement action may seek an injunction or cease-and-desist order against future violations of provisions of the federal securities laws, the imposition of civil monetary penalties, disgorgement or other equitable relief within the SEC’s authority, or any combination of the foregoing. In the case of individuals, an enforcement action may also seek a bar from serving as an officer or director of a public company.

A Wells Notice is neither a formal charge of wrongdoing nor a final determination that the recipient has violated any law but is a preliminary determination by the Commission staff to recommend to the Commissioners of the Commission that they authorize the filing of an enforcement action. The Company, Jerry and YT plan to engage with the Commission staff about why an enforcement action is not warranted. If the Commission determines to proceed with an enforcement action and the parties do not reach a settlement, the Commission would need to proceed through a formal litigation process, during which the Company, Jerry and/or YT, as applicable, could defend themselves. For additional information regarding the Wells Notice, please see the Company’s Form 8-K to be filed with the SEC on July 16, 2025.

The Company remains committed to its “Shareholder First” principle and to maximizing long-term stockholder value.

ABOUT FARADAY FUTURE

Faraday Future is a California-based global shared intelligent electric mobility ecosystem company. Founded in 2014, the Company’s mission is to disrupt the automotive industry by creating a user-centric, technology-first, and smart driving experience. Faraday Future’s flagship model, the FF 91, exemplifies its vision for luxury, innovation, and performance. The FX strategy aims to introduce mass production models equipped with state-of-the-art luxury technology similar to the FF 91, targeting a broader market with middle-to-low price range offerings. FF is committed to redefining mobility through AI innovation. Join us in shaping the future of intelligent transportation. For more information, please visit https://www.ff.com/us/.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding the successful closings of the Financing, the anticipated use of funds from the Financing, the FX strategy and plans for the FX brand, the target to roll off the first FX vehicle by the end of 2025, the Company’s ability to deliver the three key AI directions outlined in its previous AI announcements, the products offered by the Company and the markets in which it operates and the Company’s projected future results and market opportunities, are not guarantees of future performance, conditions or results and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, among others, that may affect actual results or outcomes include, among others: that the closings of the Financing could be delayed or not occur at all; the timing for the two prototype mules to clear U.S. customs; the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s, and certain of its key executives, receipt of “Wells Notices” from the SEC and any potential SEC enforcement action related thereto; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; the ability of the Company to attract and retain employees; any adverse developments in existing legal proceedings or the initiation of new legal proceedings and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2025, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@faradayfuture.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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